STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 02:30 PM 06/05/2000
                                                             001284294 - 3239429









                                STATE of DELAWARE
                          CERTIFICATE of INCORPORATION
                               A STOCK CORPORATION

1)   The name of the Corporation is:

          Microsourceonline.com Inc.
          --------------------------

2) Its Registered office in the State of Delaware is to be located at 15 Loockerman Street, in the City of Dover, County of Kent Zip Code 19904. The Registered Agent in charge thereof is Agents for Delaware Corporations, Inc.

3) The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Law of Delaware.

4) The amount of the total authorized capital stock of this corporation is 1500 shares, all of which will be common stock with "No Par Value".

S)   The name and mailing address of the incorporator is:
     Bruce B. Hubbard
     Hubco
     77 East John Street
     Hicksville, N.Y. 11801

6)   The corporation is to have perpetual existence.

I, The Undersigned, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this 5th day of June, A.D. 2000.


                                                       /s/ Bruce B. Hubbard
                                                       -------------------------
                                                       Incorporator
                                                       Bruce B. Hubbard
                                                       Hubco

                                STATE of DELAWARE
                            CERTIFICATE OF AMENDMENT
                         OF CERTIFICATE OF INCORPORATION

                            MICROSOURCEONLINECOM INC.

A corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY:
FIRST: That at a meeting of the Board of Directors of

                           MICROSOURCEONLINE.COM INC.

resolutions were duly adopted setting forth a proposed amendment of the certificate of Incorporation of said corporation, declaring said amendments to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:


RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "1 (ONE)" so that, as amended, said Article shall be and read as follows:

1)   The name of the Corporation is:   MICROSOURCEONLINE INC.


SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which Meeting the necessary number of shares as required by statute were voted in favor of the amendment.


THIRD: That said amendment was duly adopted in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said MICROSOURCEONLINE.COM INC. has caused this certificate to be signed by

Sumit Majumdar, an Authorized Officer, this 18th day of July, 2001.
--------------


                                               BY: /s/ Sumit Majumdar
                                                  -------------------------
                                                        (Signature)

                                 TITLE OF OFFICER: President / CEO
                                                  -------------------------

    STATE OF DELAWARE
   SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:01 AM 05/22/2002
   020336342 - 3239429






                                STATE OF DELAWARE
                            CERTIFICATE OF AMENDMENT
                         OF CERTIFICATE OF INCORPORATION

                              MICROSOURCEONLINE INC.


A corporation of and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST:       That by written consent of the Sole Director of

                             MICROSOURCEONLINE INC.

resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and requesting the written consent of the stockholders of said corporation. The resolution setting forth the proposed amendment is as follows:

     RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "4 (FOUR)" so that, as amended, said Article shall be and read as follows:

     4) The amount of the total authorized capital stock of this corporation is Twenty Million (20,000,000) shares, all of which will be common stock with, .01 Par Value."

SECOND: That thereafter, pursuant to resolution of its Board of Directors, the written consent of the stockholders of said corporation was duly requested in accordance with Section 228 of The General Corporation Law of the State of Delaware to evidence that the necessary number of shares as required by statute was voted in favor of the amendment.

THIRD: That said amendment was duly consented to in writing in accordance with the provision of Section 228 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said MICROSOURCEONLINE INC. has caused this certificate to be signed by

     Sumit Majumdar, an Authorized Officer, as of this 30th day of June, 2000.

                                        By:  /s/ Sumit Majumdar
                                           -----------------------------------
                                                 Sumit Majumdar

                                        Title of Officer: President/CEO